Making Education Achievable for Working Adults

Annual Meeting of
Shareholders

May 4, 2004

Safe Harbor Language

This  presentation contains statements that are forward-looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 ("Reform Act").  The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks.  In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially.  The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act and the regulations thereunder, as well as state and regional regulatory requirements, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, and general economic and market conditions.  Further information about these and other relevant risks and uncertainties may be found in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission.  We undertake no obligation to update or revise forward-looking statements.

Our Mission

Making Education
Achievable for
Working Adults

Our Vision: To Build a Nationwide University

Internal Growth

Ensure Stable Performance
in Our Mature Markets

External Growth

Open New Campuses

Expand Strayer University Online

Develop Corporate /
Institutional Alliances

Careful Deployment of Excess Cash

Maintain High Academic Quality

Student Population

Graduates

States

2001

2004

Campuses

Faculty

Employees

Revenues ($ in millions)

Net Income ($ in millions)

Earnings Per Share (Diluted)

Shareholders’ Equity ($ in millions)

* Including Preferred Stock

Making Education Achievable for Working Adults

Annual Meeting of
Shareholders

2004